MAGNUM D'OR RESOURCES INC.

CONSULTANT CONTRACT

THIS CONSULTANT CONTRACT ("Agreement") is dated as of the 1st day of March, 2008, by and between Magnum d'Or Resources, Inc., a Nevada Corporation (the "Company") and Michel Boux, ("Boux").

BACKGROUND

Whereas, Boux is currently an advisor to the Company and has experience in Engineering, Recycling Management, and Waste Disposal activities; and

Whereas, Boux is well versed in the Rules and Regulations associated with Design, Construction, Permitting and Environmental Issues associated with Commercial Sighting, Scheduling, Equipment Acquisition, Start-up and Testing of Commercial facilities; and

Whereas the Company believes that Boux, as Director of Operations for the Company would be an important ingredient in the Company's growth; and

Whereas Boux has agreed to accept such responsibility under the terms and conditions hereinafter set forth.

NOW, THEREFORE, in consideration of the foregoing and of the mutual promises and undertakings contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Engagement. The Company hereby agrees to engage Boux, as its Director of Operations, and Boux hereby accepts such engagement, on the terms and conditions hereinafter set forth.

2. Term. The term of Boux's engagment under this Agreement shall commence on March 1st, 2008 and end on December 31, 2008, unless further extended or sooner terminated as hereinafter provided ("Term").

3. Position and Duties. During the Term of this Agreement, Boux shall be engaged as Director of Operations of the Company. In such capacity, Boux shall have overall responsibilities for overseeing Company matters as designated by an appointed Officer of the Company. Boux hereby accepts such engagement and agrees to perform the duties and responsibilities set forth herein.

4. Place of Performance. The principal place and office of Boux shall be determined at the time the Company enters into a contract to construct a production facility, or such other location as may be agreed to in writing by the Company and Boux.

5. Compensation and Related Matters.

a. Base Salary. As compensation for the performance by Boux for his duties hereunder, the Company shall pay Boux compensation equivalent to $7,500 U.S per month either in cash or Company stock, at the discretion of the Company.

c. Additional Compensation. Boux shall receive additional compensation at the discretion of the Company and/or its governing Board of Directors.

d. Additional Paid Benefits/Expenses.

(1) Insurance Coverage; Employee Benefit Plans. (Currently N/A) Boux shall not be included in the Company's group life, health, disability, major medical, and other insurance coverage provided for senior employees of the Company during the term of this Agreement and any renewal thereof, if and when, the Company sponsors such benefits. Boux shall also be included as a member in any profit-sharing, pension, retirement, or other employee benefit plan which may be adopted by the Company during the term of this Agreement or any renewal thereof, provided such plan applies to other executive employees of the Company and Boux has met the qualification requirements thereof.

(2) Vacation. (N/A)

(3) Expenses. Upon submission of receipts and proper documentation, the Company hereby agrees to reimburse Boux for expenses incurred by Boux in connection with business travel, including parking, tolls, mileage, lodging and meals, and business entertainment related to the Company's business.

(4) Automobile. (N/A)

(5) Relocation and Moving Expense. During the duration of this engagement contract it is mutually understood that Boux may be required to relocate his personal residence to effectively manage and operate Company facilities. In such an event, the company will pay for the consequential costs of temporary housing in such a place required to conduct Company business. Upon relocation, the Company shall pay for reasonable expenses incurred in connection with the relocation from Boux's current

home to his new home ("Moving Expenses"). Specifically included will be the cost of movers for personal property, and customary travel allowance.

e. Payment. The amount of compensation, including other payments and benefits specified herein, shall be paid from time to time in such manner as shall be agreeable between Boux and the Company.

6. Termination. Boux's engagement is considered to be "at will" by the Company and can be terminated at the discretion of the Company for any reason with limit to 30 days severance pay. Termination will also be effective under the following circumstances:

a. Death. Boux's engagement shall terminate upon his death, and the date of his death shall be the Date of Termination.

b. Disability. If Boux shall fail or become unable to perform any of his duties hereunder due to illness or other incapacity (as determined by a medical doctor mutually agreed to by Boux or his legal representative and the Company) and such illness or incapacity shall continue for a period of more than 30 consecutive days ("Disability"), the Company may terminate Boux's contract.

c. Cause. The Company may terminate Boux's contract in the event there occurs one or more of the following events that has not been cured (if curable) within thirty (30) days after written notice thereof has been given by the Company to Boux ("Cause"); provided that the Company shall have delivered a written notice to Boux within 30 days of its having actual knowledge of the occurrence of any of such events stating that the Company intends to terminate Boux's engagement for Cause and specifying the factual basis for such termination:

(1) the willful failure by Boux to substantially perform his duties for the Company (other than due to physical or mental illness) or after the delivery of a Notice of Termination for Constructive Termination by Boux pursuant to Section "6.d" below;

(2) Boux's engaging in misconduct that is materially injurious to the Company or any subsidiary or any affiliate of the Company;

(3) Boux's having been convicted of, or entered a plea of nolo contendere to, a crime that constitutes a felony;

d. Termination by Boux. Boux may terminate his engagement hereunder by giving written notice to the Company, in which event such termination shall become effective thirty (30) days after the giving of written notice thereof, or earlier as may be specified by the Company after receipt of Boux's Notice of Termination.

7. **Non-Competition and Confidentiality.**

a. Non-Competition. In recognition of the foregoing agreements, in the event that Boux's engagement pursuant to this Agreement is terminated for any reason by either party:

(1) if the termination is for Cause, Boux agrees that he shall not for period of 24 months following the date of such termination or resignation, directly or indirectly own, manage, operate, consult, join, control, invest in (other than as a holder of not in excess of 1% of the outstanding voting shares of any publicly traded company), be employed by, participate in the formation, ownership, management, operation or control of, or be connected in any manner with, any Company deemed to be in competition with the Company or any of its subsidiaries.

(2) if the termination of Boux is by the Company without cause, Boux agrees that the period of non-competition described in subparagraph (1) above shall be for a term of 12 months instead of 24 months.

b. Confidentiality. Boux acknowledges that he will be subject to certain restrictive covenants concerning his engagement. In consideration of the terms of this Agreement, Boux acknowledges and agrees that he will acquire confidential information of a special and unique nature and value relating to the Company's intentions, plans, procedures, confidential reports, financial resources, shareholders, investors, and prospective business. In this regard, Boux hereby agrees that he will not:

(1) persuade or attempt to persuade any customer of the Company to cease doing business with the Company, or persuade or attempt to persuade any potential customer not to become a customer of the Company;

(2) persuade or attempt to persuade any employee of the Company to leave the Company's employ, or to become employed by any person, firm, or corporation other than the Company;

(3) divulge to anyone (other than the Company or any person employed or designated in writing by the Company), make any unauthorized use of, or publish or use for their benefit or to the Company's detriment, any knowledge or information of any type whatsoever of a confidential nature relating to the businesses of the Company.

c. Specific Enforcement. The parties recognize that the services rendered by Boux hereunder are special, unique, and of an extraordinary character, and in the event of Boux's breach of the terms and conditions of this Agreement, or in the event Boux shall cease his service to the Company and breach the terms and conditions of this Agreement, Boux consents to and authorizes the Company to institute and prosecute proceedings in any court of competent jurisdiction, either in law or in equity, to enjoin Boux from performing services in violation hereof during the term of this Agreement or

the non-competition period specified in this Agreement. The parties agree that the period and geographic areas of restriction imposed upon Boux by this Agreement are fair and reasonable and are reasonably required for the protection of the Company and its goodwill.

8. Assignment. This Agreement shall not be assignable by either party.

9. Severability of Provisions. If any of the provisions of this Agreement or the application of any such provision shall for any reason be held invalid by a court of competent jurisdiction, such invalidity shall not affect or impair any other provision, it being the intention of the parties that such other provisions shall be and remain in full force and effect.

10. Compliance with Applicable Laws. Boux agrees to comply, to the best of his ability, with all laws and regulations in the conduct of his duties and obligations under this Agreement, and to comply with all regulations, resolutions, and policies of the Company.

11. Notices. All notices, requests, demands and other communications provided for by this Agreement shall be in writing and shall be deemed to have been given at the time when mailed at any office of the United States Postal Service enclosed in a certified postage-paid envelope addressed to the respective party at the addresses set forth below or to such changed address as such party may have fixed by notice to the other party, provided, however, that any notice or change of address shall be affected only upon receipt and further provided that any notice may be personally delivered to the respective party by the party giving notice in lieu of being mailed.

If to Company: Magnum d'Or Resources, Inc.
1326 SE 17th St., #513
Ft. Lauderdale, FL 33316

If to Boux: Michel Boux
4748 Tomifobia Street
Sherbrooke, Quebec J1L 2K5

12. Binding Effect. This Agreement shall inure to the benefit of and shall be binding upon the Company, its successors and assigns, and any corporation which may acquire all or substantially all of the Company's assets or into which the Company may be consolidated or merged, and shall inure to the benefit of Boux's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. Upon the Executive's death, all amounts to which he is entitled hereunder, unless otherwise provided herein, shall be paid in accordance with the terms of this

Agreement to Boux's devisee, legatee, or other designee, or, if there be no such designee, to Boux's estate.

13. Governing Law/Consent to Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada. The parties hereto agree to consent to the jurisdiction and venue of the courts of the State of Nevada located in Clark County, Nevada, and of the United States.

14. Entire Agreement. This Agreement represents the entire agreement of the parties, and supersedes all prior understandings and agreements between the parties relating to the subject matter of the engagement of this Contract. This Agreement may not be modified or amended except by an instrument in writing signed by all of the parties hereto.

15. Execution in Counterparts. This Agreement may be executed by the parties hereto signing the same instrument, or by each party hereto signing a separate counterpart or counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. The parties agree that documents executed by facsimile shall be acceptable in this transaction, and the signatures thereof shall have the same force and effect as original signatures.

16. Waiver. The failure of any party to insist in any one or more instances upon performance of any terms or conditions of this Agreement shall not be construed as a waiver of future performance of any such term, covenant or conditions, but the obligations of either party with respect thereto shall continue in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal the day and year above first written.

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Michel Boux

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Joseph J. Glusic